UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 3, 2019

ANDOVER NATIONAL CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	000-55882	83-2216345
(State of Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

333 Avenue of the Americas, Suite 2000
Miami, FL	33131-2185
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (786) 871-3333

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered under Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Not Applicable	Not Applicable	Not Applicable

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

In connection with management's commitment to investors in the previously disclosed private placement, on September 3, 2019, Andover National Corporation (the “Company”) entered into stock forfeiture and release agreements (the “Agreements”) individually or with entities controlled by each of Daniel E. Schmerin, the Company’s Chief Executive Officer, Jeffrey C. Piermont, the Company’s President and Chief Operating Officer, Peter A. Cohen, the Company’s Executive Chairman, and George S. Blumenthal, the Company’s Senior Advisor (collectively, the “Shareholders”) pursuant to which (i) each of Messrs. Schmerin, Piermont and Cohen agreed to forfeit to the Company, for no consideration, 584,820 shares of Class A common stock, par value $0.001 per share (the “Class A Common Stock”), (ii) Mr. Blumenthal agreed to forfeit to the Company, for no consideration, 562,933 shares of Class A Common Stock, and (iii) each of Messrs. Schmerin, Piermont and Cohen agreed to forfeit to the Company, for no consideration, 459,401 shares of Class B common stock, par value $0.001 per share (the “Class B Common Stock”). As a result of such forfeiture, there are 1,460,757 shares and 121,797 shares of Class A Common Stock and Class B Common Stock, respectively, issued and outstanding as of the date of this report.

A copy of the form of the Agreement is attached hereto as Exhibit 10.1 and incorporated by reference herein. The above description of the Agreement does not purport to be complete and is qualified in its entirety by reference to such exhibit.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

The following exhibits are included with this Current Report on Form 8-K

10.1	Form of Stock Forfeiture and Release Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANDOVER NATIONAL CORPORATION

Date: September 4, 2019	By:	/s/ Jeffrey C. Piermont
	Name:	Jeffrey C. Piermont
	Title:	President and Chief Operating Officer

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